[Letterhead]

                            MOTORS & ARMATURES, INC.
                              250 Rabro Drive East
                               Hauppauge, NY 11788
                          516-348-0200 fax 516-348-7160

                                 March 26, 1999

R-Tec Technologies, Inc.
P.O. Box 282
Allamuchy, NJ 07820

Att: Marc Scola, Esq.

Dear Marc,

This letter is to advise you that MARS has tested the R-Tec formulation and found that it meets with our standards for commercial leak testing of critical charge refrigeration and air conditioning systems.

MARS has had a verbal distribution agreement with R-Tec since early June of 1997. As a part of that agreement, MARS plans to advertise to the trade in the refrigeration, air conditioning and heating markets.

No employee of R-Tec is, or has ever been, employed by, or affiliated with, MARS.

MARS looks forward to a long and evolving association with R-Tec Technologies, Inc.

Sincerely,

MOTORS & ARMATURES, INC.

/s/

Fred H. Baron
Marketing Manager